SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement by Energroup Holdings Corporation (the "Company") and its subsidiaries on Form S-1/A, of our reports, dated May 25, 2007, March 3, 2008 and May 7, 2008 relating to the financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2006, 2005 and 2004, years ended December 31, 2007, 2006, and 2005, and the three months ended March 31, 2008, respectively, that appear in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

South San Francisco, California
May 23, 2008

Samuel H. Wong & Co., LLP
Samuel H. Wong & Co., LLP
Certified Public Accountants

South San Francisco Head Office:
400 Oyster Point Blvd., Suite 122
So. San Francisco, CA 94080, U.S.A.
Tel: (415) 732-1288
Fax: (415) 397-9028
Email: swongcpa@aol.com

Hong Kong Office:
Room 703, Nan Dao Commercial Building,
359-361 Queen's Road Central, Hong Kong
Tel: (852) 2526-9262
Fax: (852) 2815-4726, 2511-3538
Email: swongcpa@aol.com

Shanghai Representative Office:
1266 Nanjing West Road
Plaza 66, Tower I 39/F, Shanghai
P.R.C. 200040
Tel: (8621) 6103-8593
Fax: (8621) 6103-8593
Email: swongcpa@aol.com

Website: http://www.swongcpa.com